                                 AMENDMENT NO. 7

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of July 1, 2007, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Investment Securities Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to permanently reduce the advisory payable by the AIM Real Estate Fund effective July 1, 2007;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                         EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                         ------------------------------------
AIM Global Real Estate Fund                     April 29, 2005

AIM High Yield Fund                              June 1, 2000

AIM Income Fund                                  June 1, 2000

AIM Intermediate Government Fund                 June 1, 2000

AIM Limited Maturity Treasury Fund               June 1, 2000

AIM Money Market Fund                            June 1, 2000

AIM Municipal Bond Fund                          June 1, 2000

AIM Real Estate Fund                           October 29, 2003

AIM Short Term Bond Fund                        August 29, 2002

AIM Total Return Bond Fund                     December 28, 2001

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                           AIM GLOBAL REAL ESTATE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million................................................      0.75%
Next $250 million.................................................      0.74%
Next $500 million.................................................      0.73%
Next $1.5 billion.................................................      0.72%
Next $2.5 billion.................................................      0.71%
Next $2.5 billion.................................................      0.70%
Next $2.5 billion.................................................      0.69%
Over $10 billion..................................................      0.68%

                               AIM HIGH YIELD FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $200 million................................................      0.625%
Next $300 million.................................................       0.55%
Next $500 million.................................................       0.50%
Over $1 billion...................................................       0.45%

                                 AIM INCOME FUND
                        AIM INTERMEDIATE GOVERNMENT FUND
                             AIM MUNICIPAL BOND FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $200 million................................................      0.50%
Next $300 million.................................................      0.40%
Next $500 million.................................................      0.35%
Over $1 billion...................................................      0.30%

                       AIM LIMITED MATURITY TREASURY FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                           -----------
First $500 million...................................................    0.20%
Over $500 million....................................................   0.175%

                              AIM MONEY MARKET FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1 billion..................................................      0.40%
Over $1 billion...................................................      0.35%

                              AIM REAL ESTATE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million................................................      0.75%
Next $250 million.................................................      0.74%
Next $500 million.................................................      0.73%
Next $1.5 billion.................................................      0.72%
Next $2.5 billion.................................................      0.71%
Next $2.5 billion.................................................      0.70%
Next $2.5 billion.................................................      0.69%
Over $10 billion..................................................      0.68%

                            AIM SHORT TERM BOND FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
All Assets........................................................      0.40%

                           AIM TOTAL RETURN BOND FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $500 million................................................      0.50%
Next $500 million.................................................      0.45%
Over $1 billion...................................................      0.40%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM INVESTMENT SECURITIES FUNDS


Attest: \s\ Stephen R. Rimes            By: \s\ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


                                        A I M ADVISORS, INC.


Attest: \s\ Stephen R. Rimes            By: \s\ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)